Exhibit 10.4

AMENDMENT NUMBER 1 TO
AMENDED AND RESTATED
CASH-SETTLED OPTION AWARD AGREEMENT

ONEMAIN HOLDINGS, INC.

WHEREAS, OneMain Holdings, Inc. (the “Company”) previously made a grant of cash settled stock based awards to the undersigned (the “Participant”) pursuant to the terms and conditions of an Amended and Restated Cash-Settled Option Award Agreement, dated as of July 26, 2019, by and between the Company and the Participant (the “Award Agreement”); and

WHEREAS, the Company and the Participant desire to amend the Award Agreement in accordance with the terms and conditions of this Amendment Number 1 (this “Amendment”).
NOW, THEREFORE, the Award Agreement is hereby amended as follows, effective as of July 16, 2021 (the “Amendment Effective Date”):

1.Section 5 of the Award Agreement is hereby amended in its entirety to read as follows:
Method of Exercise; Settlement. The Option, to the extent it becomes vested pursuant to Section 2, shall be automatically exercised by means of a cashless exercise procedure on the day following the applicable vesting date described in Exhibit A and the Company shall deliver to the Participant (or the Participant’s personal representative) as soon as practical thereafter, but in no event later than 30 days following such applicable vesting date, cash in an amount equal to (i) the product of (A) the number of shares of Common Stock the Participant would have otherwise been entitled to receive upon such exercise pursuant to such cashless exercise procedure, multiplied by (B) the Fair Market Value of a share of Common Stock (determined as of the date following the applicable vesting date described in Exhibit A) less the Exercise Price, less (ii) any withholding pursuant to Section 9.
2.Exhibit A to the Award Agreement is hereby amended in its entirety to read as set forth in Exhibit A attached hereto.
3.Except as set forth in this Amendment, the terms and conditions of the Award Agreement as in effect immediately prior to the date hereof shall remain in full force and effect.

4.This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.
5.This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Your electronic signature of this Amendment shall have the same validity and effect as a signature affixed by your hand.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

ONEMAIN HOLDINGS, INC.

By:

Print Name: Heather McHale

Title: Chief Human Resources Officer

PARTICIPANT

Signature:

Douglas H. Shulman

Exhibit A

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